EXHIBIT 99.04

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

BANK OF THE CAROLINAS

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	34903-8	56-2087402
(State or other jurisdiction of incorporation)	(FDIC Ins. Cert. Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On January 24, 2006, Bank of the Carolinas issued a news release announcing the results of operations for the three months and year ended December 31, 2005. A copy of the news release is being furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated January 24, 2006

Disclosures About Forward Looking Statements

Statements in this Report and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-KSB and in other documents filed by us with the Federal Deposit Insurance Corporation from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking market, the level of market interest rates, general economic conditions, and other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS
(Registrant)

Date: January 24, 2006	By:	/S/ Eric E. Rhodes
Eric E. Rhodes
Chief Financial Officer

PRESS RELEASE

For Immediate Release

Bank of the Carolinas Reports Increased Fourth Quarter Earnings

MOCKSVILLE, NORTH CAROLINA, January 24, 2006 — Bank of the Carolinas (Nasdaq Capital Market: BCAR), today reported financial results for the three months and year ended December 31, 2005.

For the three month period ended December 31, 2005, the Bank reported net income of $694,000, an increase of 135.3% when compared to $295,000 in the fourth quarter of 2004. Diluted earnings per share increased to $.18 for the fourth quarter of 2005 as compared to $.10 per diluted share for same period in 2004.

For the year ended December 31, 2005, the Bank reported net income of $2,333,000, an increase of 59.9% when compared to $1,459,000 for the year ended 2004. Diluted earnings per share increased to $.59 for the year ended December 31, 2005, as compared to $.50 per diluted share for the same period in 2004.

Total assets at December 31, 2005 amounted to $390.2 million, an increase of 33.6% over the prior year end amount of $292.1 million. Net loans increased 32.1% over the prior year to $296.6 million while deposits grew to $326.6 million, a 41.1% increase over the prior year. The allowance for loan losses was 1.11% of total loans as of December 31, 2005 and net charges-offs for the year were 0.11% of average loans outstanding.

Bank of the Carolinas is a state chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Carthage, Cleveland, Harrisburg, King, Landis, and Lexington. Common stock of the Bank is traded on the Nasdaq Capital Market under the symbol BCAR.

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Bank of the Carolinas undertakes no obligation to revise these statements following the date of this press release.

For further information contact:

Eric E. Rhodes

Chief Financial Officer

Bank of the Carolinas

(336) 751-5755

Bank of the Carolinas

Balance Sheets

(In Thousands)

	December 31
	2005	2004
Assets
Cash and Due from Banks	$5,035	$6,351
Interest-Bearing Deposits in Banks	120	917
Federal Funds Sold	17,000	8,012
Securities Available for Sale	47,379	32,102

Loans	299,927	227,117
Less, Allowance for Loan Losses	(3,315)	(2,500)

Total Loans, Net	296,612	224,617
Properties and Equipment	9,960	9,822
Other Assets	14,081	10,274

Total Assets	$390,187	$292,095

Liabilities

Non-interest Bearing Demand Deposits	$26,131	$22,870
Interest Bearing Demand Deposits	59,521	60,835
Savings Deposits	11,101	12,153
Time Deposits	229,887	135,674

Total Deposits	326,640	231,532

Borrowings	27,400	26,400
Other Liabilities	1,496	988

Total Liabilities	355,536	258,920

Shareholders’ Equity
Common Stock, Par Value $5 Per Share:
Authorized 5,000,000 Shares; Issued 3,825,192 Shares in 2005 and 3,156,047 Shares in 2004	19,126	15,780
Additional Paid-In Capital	11,419	14,491
Retained Earnings	4,583	2,916
Accumulated Other Comprehensive Loss	(477)	(12)

Total Shareholders’ Equity	34,651	33,175

Total Liabilities and Shareholders’ Equity	$390,187	$292,095

Bank of the Carolinas

Statements of Income

(In Thousands Except Share Data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2005	2004	2005	2004
Interest Income
Interest and Fees on Loans	$5,574	$3,501	$18,892	$12,052
Interest on Securities	434	280	1,498	1,075
Fed Funds Sold	55	17	150	37
Deposits in Other Banks	3	1	16	2

Total Interest Income	6,066	3,799	20,556	13,166

Interest Expense
Deposits	2,417	1,178	7,458	3,919
Borrowed Funds	260	168	947	605

Total Interest Expense	2,677	1,346	8,405	4,524

Net Interest Income	3,389	2,453	12,151	8,642
Provision for Loan Losses	272	342	1,120	952

Net Interest Income After Provision for Loan Losses	3,117	2,111	11,031	7,690

Other Income
Customer Service Fees	239	195	847	724
Mortgage Loan Broker Fees	60	58	196	169
Gain (Loss) on Securities	—	—	—	27
Increase in CSV of Life Insurance	51	51	203	148
Other Income	28	12	95	47

Total Other Income	378	316	1,341	1,115

Noninterest Expense
Salaries and Benefits	1,331	1,029	4,844	3,789
Occupancy and Equipment	313	273	1,222	936
Other Noninterest Expense	797	617	2,766	2,006

Total Noninterest Expense	2,441	1,919	8,832	6,731

Income Before Income Taxes	1,054	508	3,540	2,074
Income Taxes	360	213	1,207	615

Net Income	$694	$295	$2,333	$1,459

Earnings Per Share (1)
Basic	$0.18	$0.10	$0.61	$0.52
Diluted	$0.18	$0.10	$0.59	$0.50

Weighted Average Shares Outstanding (1)
Basic	3,810,202	2,816,638	3,799,565	2,792,137
Diluted	3,961,740	2,969,728	3,950,842	2,937,007

(1)	Share and per share data reflect a 6-for-5 stock split effected October 28, 2005.

Bank of the Carolinas

Performance Ratios

	Twelve Months Ended December 31
	2005	2004	Change*
Financial Ratios
Return On Average Assets	0.69%	0.59%	10	BP
Return On Average Shareholders’ Equity	6.86%	6.45%	41
Net Interest Margin	3.84%	3.74%	10

Asset Quality Ratios
Net-chargeoffs to Average Loans	0.11%	0.22%	(11)
Nonperforming Loans To Total Loans	0.67%	0.56%	11
Nonperforming Assets To Total Assets	1.08%	0.55%	53
Allowance For Loan Losses To Total Loans	1.11%	1.10%	0

*	BP denotes basis points.